UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2009
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification Number)

2000 W. Sam Houston Pkwy. S.,		77042
Suite 1700		(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of Bristow Group Inc. elected Bruce H. Stover and Ian Godden to fill two newly created director positions.  In addition, Mr. Stover was named to the Compensation Committee and Mr. Godden was named to the Corporate Governance and Nominating Committee.  Mr. Stover’s election was effective as of November 4, 2009 and Mr. Godden’s election will be effective on January 1, 2010.

Also at the November 4, 2009 board meeting, Jonathan H. Cartwright resigned from his position as a director, effective immediately following the meeting.  Mr. Cartwright was designated for election to the board by Caledonia Investments plc, one of Bristow’s shareholders, pursuant to a Master Agreement (see below) dated December 12, 1996 among Bristow, a predecessor in interest to Caledonia and certain other persons.  Mr. Cartwright’s resignation did not arise from any disagreement with Bristow or on any matter relating to Bristow’s operations, policies or practices.  Pursuant to the Master Agreement, John May was designated for election by the board to fill the vacancy created by Mr. Cartwright’s resignation and was effective on November 5, 2009.  Mr. May was also named to the Audit Committee.

Mr. Stover, age 60, is currently the Executive Vice President, Business Development, of Endeavour International Corporation, a position he has held since 2003.  From 1999 to 2003, Mr. Stover was Senior Vice President, Worldwide Business Development for Anadarko Petroleum Corporation.  Mr. Stover joined Anadarko in 1980 as Chief Engineer and in 1989 he was named President and General Manager for Anadarko Algeria Corporation where he led the company's start-up operations in Algeria.  In 1993, he was named Vice President, Acquisitions and in 1997 became Vice President, Worldwide Business Development.  Mr. Stover began his career as an engineer with Amoco Production Company in 1972.

On 1st October 2009, Mr. Godden, age 55, was appointed Chairman of A|D|S, the Trade Organization that represent the civil aviation, space, defense and security industries in the United Kingdom, and Chairman of Farnborough International that runs the International Air show in the UK. From 2007 to October 2009, he was CEO of the Society of British Aerospace Companies which merged with another Trade Organization to form A|D|S. Since 2008, Mr. Godden has served as the Senior Independent Non-Executive Director of KBC Advanced Technologies.  Mr. Godden has served as a director of E2V Technologies PLC since 2003 and was the founder of Glenmore Energy Inc in 2004 and is currently its Chairman.  Prior to his current employment, Mr. Godden worked in various consulting organizations, including as the UK Managing Partner of Booz Allen and Hamilton from 1995 to 1998 and Roland Berger Strategy Consultants from 2000 to 2004.  Mr. Godden began his career in 1974 as a design engineer with British Petroleum for offshore platforms and processing equipment in the North Sea, Middle East and Gulf of Mexico.

Mr. May, age 54, currently serves as Executive Director of Caledonia, a position he has held since 2003.  In addition to his position at Caledonia, Mr. May is Chairman of Amber Chemical Company Limited as well as a director of Begbies Traynor Group plc, British Empire Securities and General Trust Limited, Oval Limited, Rathbone Brothers plc and Satellite Information Systems Limited.  Prior to his current positions, Mr. May founded Hillhouse Nexus Limited, a private equity investment and consultancy business, from 1999 to 2003 and worked in the Hambros Group from 1977 to 1998 where, among other positions, he was an Executive Director of Hambros Bank Limited and Joint Managing Director of Hambro Countrywide PLC.

The Master Agreement provides that so long as Caledonia owns (1) at least 1,000,000 shares of common stock of Bristow or (2) at least 49% of the total outstanding ordinary shares of Bristow Aviation Holdings Limited, Caledonia will have the right to designate two persons for nomination to the Bristow board and to replace any directors so nominated.

Mr. Stover, Mr. Godden and Mr. May entered into Indemnity Agreements with Bristow whereby, among other things, Bristow agrees to provide each with directors’ and officers’ liability insurance, indemnification against certain claims and the advancement of related expenses.  The foregoing is qualified in its entirety by reference the form of Indemnity Agreement attached hereto as Exhibit 10.1, which is herein incorporated by reference.  For information related to the transactions covered in Item 404(a) of Regulation S-K, see Section XII - Other Matters - in Bristow’s Proxy Statement filed on June 18, 2009.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number                                                                Description of Exhibit
10.1	Indemnity Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2009

BRISTOW GROUP INC.
(Registrant)

By: /s/ Randall A. Stafford
Randall A. Stafford
Vice President, General
Counsel and Corporate Secretary

Exhibit Index

Exhibit Number                                                                Description of Exhibit
10.1	Indemnity Agreement.